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                                                             EXHIBIT 10 (a) (21)

                               AMENDMENT NO. 23

                                    TO THE

                                UPS THRIFT PLAN

  WHEREAS, United Parcel Service of America, Inc. and its affiliated corporations heretofore established, effective as of July 14, 1960, the UPS Thrift Plan (the "Plan") for the benefit of their eligible employees, in order to provide benefits to those employees upon their retirement, death or other separation from service; and

  WHEREAS, the Plan as adopted and amended from time to time, was amended and restated in its entirety, replacing all of the provisions of the Plan then in effect, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974 ("ERISA"); and

  WHEREAS, the Plan has been amended further since January 1, 1976, the most recent being Amendment No. 22, effective as of January 1, 1989; and

  WHEREAS, it is desired to amend the Plan further to permanently extend the special withdrawal opportunity provided by Amendment No. 20:

  NOW THEREFORE, pursuant to the authority vested in the Board of Directors by section 16.1 of the Plan, the Plan and the Trust Agreement forming a part thereof, the Plan is hereby amended as follows, effective August 1, 1996 unless specifically noted otherwise below:

  1.    Sections 4.1(b)(2) and 4.2(b) are deleted.

  2.    Section 4.3 is amended and restated as follows:

  Section 4.3  Reductions of Employer's Tentative Contribution.  The
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Basic and contribution with respect to each Employer shall be reduced to the extent that such Tentative Basic Contribution may not be allocated to the Participants in the Plan

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employed by such Employer because of the limitations provided in Section
5.6(b)(3), 6.1 and 6.2 of the Plan. The Tentative Basic Contribution of each Employer so reduced, which shall be referred to as the "Basic Contribution" (or the "Contribution") of such Employer, shall be contributed to the Plan by such Employer out of its current or accumulated earnings and profits within the time limit prescribed in Section 4.5. The Contribution of each Employer, however, shall not exceed the amount allowable under the Internal Revenue Code to such Employer or to a foreign subsidiary of such Employer as a deduction for contributions paid to this Plan.

  3.   Section 5.1 of the Plan is amended and restated as follows:

       Section 5.1 Funds and Accounts Established.
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  a)  The assets of the Plan shall be held in Trust in a single fund, the
General Fund. All Participant accounts in the Distribution Fund as of July 31, 1996 shall be transferred to, and become a part of, the General Fund.

  b) The Committee shall maintain individual accounts for each Participant in the General Fund as follows: a Participant Savings Account; an Employer Contributions Account; and a Participant Investment Income Account.

  c) The Committee shall also maintain a Special Gift Account and a Fund Investment Income Account in the General Fund.

  4.  Sections 5.3(b) and 5.3(c) are amended and restated as follows:

  (b) Contributions made by the Employers shall be credited to the individual Employer Contributions Accounts main tained for Participants in the General Fund. Such credits shall be made as of

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the close of the calendar year for which an Employer contribution is made, but shall not be taken into account in determining the monthly balances of Participants for such calendar year.

  (c) No charges shall be made to either individual Participant Savings Accounts or Employer Contributions Accounts in the General Fund except for withdrawals or distributions on termination of regular employment or for appropriate charges because of deficits in the Participant Investment Income Accounts in the General Fund.

  5.  Sections 5.5 (a) and (b) are amended to substitute the word
      "the" in place of the    word "each" prior to the word "Fund."

  6.  Sections 5.5 (c) and (d) are deleted.

  7.  The first paragraph of Section 5.6 is amended and restated as follows:

  Section 5.6  Allocation of Income and Contributions to Accounts.  Allocation
               --------------------------------------------------
  of Income and Contributions to Accounts.    After the end of each accounting
  period the Committee shall make the following allocations:

  8.  Sections 5.6(a) and 5.6(b)(1) are amended and restated as follows:

  (a) As of the end of each accounting period the Committee shall credit or charge the Participant Investment Income Accounts of each Participant in the Fund with an account balance at the end of such accounting period, with that part of the income or loss shown in the Fund Investment Income Account for such period, as bears the same ratio to such income or loss of the Fund as the balance of such Participant's combined Participant Savings Account, Employer Contributions Account and Participant Investment Income Accounts in the Fund at the end of the prior accounting period bears to the balances of such combined three accounts of all Participants in the Fund at the end of the prior accounting period.

  (b)(1) As of the end of each calendar year the Committee shall, subject to paragraph (3) below, credit each eligible Participant's Employer Contributions Account in the General Fund with that part of the Employer's Basic Contribution for the year as bears the same ratio to such contribution as the balance of the Participant's combined Participant Savings Account, Employer Contributions Account and Participant Investment Income Account at the end of the prior accounting period bears to the balances of all Participants in the three accounts of the General Fund at the end of the prior accounting period.

  9.  Section 5.7 is deleted.

  10. Article VII is deleted.

  11. Effective September 1, 1996, Article IX is restated in its entirety as amended and follows:

  Section 9.1  Withdrawal of Participant Savings Account.  Amounts credited to
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the Participant Savings Account of a Participant, may be withdrawn at any time during his lifetime upon application of the Participant to the Committee. The amount which may be withdrawn, however, may not exceed the excess of the sum of the amounts credited to the Participant Savings Account of the Participant in the Fund over the allocable portion of the net deficit, if any, in the Participant Investment Income Accounts of such Participant in such Funds. The allocable portion of such net deficit will be determined in accordance with the ratio which the amount credited to the Participant Savings Account of the Participant bears to the total of the amounts credited to the Participant Savings Account and the Employer Contributions Account of such Participant in the Fund.


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  Section 9.2  Emergency Withdrawals.  Emergency Withdrawals.    If a
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Participant establishes to the satisfaction of the Committee that he is faced with a financial emergency or necessity due to sickness or injury to himself or to one or more of his dependents the Committee may approve withdrawals from accounts other than a Participant Savings Account. The Committee, in its discretion, may grant the application in whole or in part, and may provide for payment in a lump sum or in installments. Payments shall be made under this Section only after all funds from the Participant Savings Account of the Participant have been distributed pursuant to Section 9.1.

  Section 9.3  Further Withdrawals.  Further Withdrawals.    Amounts in a
               -------------------
Participant's Accounts, other than in his Participant Savings Account, may also be withdrawn without the consent of the Committee, provided that such amounts have been credited to the Participant's account for two years or more. Notwithstanding the foregoing, Plan Participants with at least 60 months of Plan participation may elect to withdraw all amounts credited to his or her Employer Contribution Account and Participant Investment Account.

  Section 9.4  Payment of Withdrawn Amounts.  Payment of Withdrawn Amounts.
               ----------------------------
Amounts withdrawn pursuant to this Article IX shall be paid in cash. Notwithstanding the foregoing, Participants electing a withdrawal pursuant to
Section 9.3 may choose to receive a portion of the withdrawal in UPS stock, subject to the following:

  (a)  to be eligible to receive a distribution of UPS stock from the   Plan,
the Participant:

       (i)  must be eligible to participate in the UPS Stock Ownership
Program; and

       (ii)  agree to the terms of the UPS Stock Trust Agreement.

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  (b)  the amount of stock available for withdrawal pursuant to this Section
9.4, shall be limited to the lesser of the following amounts:

       (i) the ratio of the value UPS Stock held by the Plan to the total value of all Plan assets, computed as of the end of the month preceding the month in which the distribution is processed, multiplied by the amount of Participant's withdrawal election; or

       (ii) the sum of the balances in the Participant's Employer Contribution Account and Participant Investment Account.

  (c) the value of the stock allocated to a Participant's withdrawal pursuant to paragraph (b) above shall be distributed in-kind:

       (i)  in whole shares; and

       (ii) provided the value of the in-kind distribution is at least
$500.

       Section 9.5  Timing of Payment.  Subject to the provisions of
                    -----------------
Section 9.6, payment of amounts applied for under this Article IX will be made within fifteen (15) days after the end of the month following the month in which the application is received by the Committee, except that amounts attributable to Fund earnings or to Employer contributions which cannot be readily determined at the end of an accounting period shall be paid within thirty (30) days after such amounts have been determined.

       Section 9.6  Waiting Period.  The Committee, notwithstanding any other
                    --------------
provisions of this Article IX, may provide by uniform rules for a waiting period of up to six months for the payment of any withdrawals.


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       Section 9.7  Applications for Withdrawal.  Applications for
                    ---------------------------
Withdrawal. All applications for withdrawal under this Article IX shall be in writing, shall state the amount sought to be withdrawn and shall set forth such other information as the Committee shall prescribe.

12.  Section 10.1 is amended and restated as follows:

     Section 10.1  Distribution of Account Balances - If a Participant
                   --------------------------------
retires, dies or otherwise terminates Regular Employment (unless he is eligible to make weekly cash payments and elects to do so in accordance with Section 3.2), all amounts standing to his credit under the Plan shall be distributed to him or his designated beneficiary in accordance with the following terms and conditions:

  (a) General Rule. All amounts standing to the credit of a Participant in the General Fund shall be distributed, in a single lump sum, to the Participant or his beneficiary as soon as practicable after the January 1 following the calendar year in which the participant retires, dies, or otherwise terminates Regular Employment (without having elected to make cash payments in accordance with Section 3.2). Any such distribution to a Participant shall require the Participant's written consent if made prior to his attaining normal retirement age, which for purposes of the Plan shall be age 62. Failure to consent shall be deemed to be an election to defer distribution of the Participant's benefit, and all amounts standing to the Participant's credit shall remain in the General Fund until a subsequent consent to distribution is filed with the Committee, or the Participant attains 62 years of age. Notwithstanding the foregoing, if the value of the Participant's accounts in the General Fund does not exceed $3,500, said amounts shall be distributed to the Participant or his beneficiary without such individual's consent.

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  (b) Immediate Distribution Option. Following a Participant's retirement, death
      -----------------------------
or other termination of Regular Employment (unless he is eligible to make weekly cash payments and elects to do so in accordance with Section 3.2), the Participant or his beneficiary shall be permitted to elect, in accordance with procedures established by the Committee, the immediate distribution, in a single lump sum, of all amounts standing to the Participant's credit in the General Fund. If such election is made, there shall be distributed to the Participant or beneficiaries, as soon as practicable following the Committee's receipt of the Participant's or beneficiary's completed election, an amount equal to the balance standing to the credit of Participant in the the General Fund.

  (c)  Repayment of Prior Distribution in Event of Re-employment. If a
       ---------------------------------------------------------
former Participant, after receiving distribution of his accounts pursuant to this Article X, returns to Regular Employment with the Employer before the end of the 12-month period commencing on the date he terminated Regular Employment, he shall be permitted to restore all, but not less than all, of the amounts previously distributed to him, provided such restoration is made in a lump sum within six (6) months after his date of re-employment, and provided that such repayment is at least $1,000. Upon repayment, the moneys previously distributed shall be credited to a newly established Participant's Savings Account in the General Fund.

  (d)  Repayment of Prior Distribution in Event of Return to Work following
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Disability or Leave or Absence Due to Health Reasons.  If a former Participant,
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after receiving distribution of his accounts pursuant to this Article X, returns to Regular Employment with the Employer after a period of disability or a leave

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of absence due to pregnancy, disability, or other health or medical problems, he shall be permitted to restore all, but not less than all, of the amounts, previously distributed to him, provided such restoration is made in a lump sum within six (6) months after his date of returning to Regular Employment, and provided that such repayment is at least $1,000. Upon repayment, the moneys previously distributed shall be credited to a newly established Participant's Savings Account in the General Fund.

  13.  Section 10.4 is deleted.

  14.  Sections 10.5(b)(A) and 10.5(b)(B) are amended as follows:

  (b)(A) the direct rollover must be in an amount of $200 or more.

  (b)(B) A direct rollover to two or more eligible retirement plans shall not be permitted. Notwithstanding the foregoing, and subject to the limitation in subparagraph (A) above, a Participant receiving an in-kind distribution or withdrawal may elect to rollover the in-kind and cash portions of the distribution or withdrawal to separate eligible retirement plans, provided that, the number of eligible retirement plans selected does not exceed two.

  15.  Section 13.3 is deleted.

  16.  Section 13.4(c) is deleted.

  17.  Section 15.1 (c) is amended and restated as follows:

  (c) does not require this Plan to provide any type or form of benefit, or any option, not otherwise provided under this Plan, except that, any interest in a

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Participant's Accounts, including his Employer Contribution Account and
Investment Income Account in the Fund, awarded to an Alternate Payee, may be distributed to or on behalf of the Alternate Payee as soon as practicable following the Committee's approval of the Qualified Domestic Relations Order;


  IN WITNESS WHEREOF, United Parcel Service of America, Inc., based upon action by its Board of Directors, has caused this Amendment No. 23 to be executed this 16th day of December, 1996.

ATTEST:                                   UNITED PARCEL SERVICE OF AMERICA, INC.

/S/ JOSEPH R. MODEROW                     By: /S/ KENT C. NELSON
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Secretary                                     Chairman

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